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                                                                EXHIBIT 10.15(3)
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                         GUARANTEE OF ALAN G. SYMONS


TO: PAFCO GENERAL INSURANCE COMPANY



WHEREAS Pafco General Insurance Company, a corporation incorporated pursuant to the laws of the State of Indiana ("Pafco"), lent the sum of $1,700,000 U.S. to Cliffstan Investments, Inc., a corporation incorporated pursuant to the laws of the State of Nevada ("Cliffstan"), as evidenced by a Note dated September 1, 1989 as amended (the "Note");

AND WHEREAS Pafco obtained as security for the above loan a guarantee of the amounts due under the Note in the amount of $1,700,000 U.S. from Gage North Holdings Inc., a corporation incorporated pursuant to the laws of Ontario, which guarantee was supported by a collateral mortgage in the principal amount of $1,700,000 U.S.;

AND WHEREAS Pafco sold the Note and the security to Granite Reinsurance Company Ltd., a corporation incorporated pursuant to the laws of Barbados ("Granite Re"), pursuant to a Purchase Agreement dated September 30, 1992 (the "Purchase Agreement");

AND WHEREAS by an agreement dated on or about September 1, 1989, Symons International Group Ltd. ("SIG Ltd.") agreed to discharge the obligations of Cliffstan under the Note;

AND WHEREAS Pafco and Granite Re wish to obtain additional security from Cliffstan or SIG Ltd. for the repayment of their respective interests in the Note as they may be from time to time;

AND WHEREAS SIG Ltd. has agreed to provide additional security to Pafco and Granite Re in the form of a pledge of common shares owned by SIG Ltd. in the capital of Goran Capital Inc., a corporation incorporated pursuant to the laws of Ontario (the "Additional Security").



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AND WHEREAS the Additional Security granted To Pafco is collateral to the obligations of Alan G. Symons contained in this guarantee;



NOW THEREFORE, in consideration of the premises the undersigned hereby absolutely and unconditionally guarantees: (a) the due payment and discharge of the indebtedness and liability to Pafco of Granite Re incurred pursuant to the Purchase Agreement including, without limitation thereto, the repayment of all liabilities, direct or indirect, to which Pafco may become subject as a result of making advances to or dealing with Cliffstan and also payment of all moneys which are now or shall at any time or from time to time hereafter become due or owing from Granite Re and Cliffstan to Pafco pursuant to the Purchase Agreement and/or the Note; and (b) the due payment and discharge of the indebtedness and liability to Granite Re of Cliffstan and/or SIG Ltd. under the Note, provided that no sum in excess of $350,000 Dollars U.S. together with interest at the rate payable by Granite and Cliffstan (and/or SIG Ltd.) accruing from date of demand on the undersigned shall be recoverable hereunder.



       THE UNDERSIGNED HEREBY DECLARES THAT:



(1) Regardless of whether any other person or persons now or hereafter responsible to Pafco for the indebtedness and liability hereby guaranteed or any part thereof whether under this guarantee or otherwise shall cease to be so liable, this guarantee shall be a CONTINUING GUARANTEE and shall be operative and binding.



(2) This guarantee shall be construed in accordance with the laws of the State of Indiana and in any action thereon the undersigned shall be estopped from denying the same; any judgement recovered in the Courts of such State against the undersigned or his personal representatives shall be binding on him and on them.



(3) The principal amount of this guarantee shall be reduced upon payment of the obligations of Granite Re to Pafco under the Purchase Agreement on a dollar for dollar basis except that payments received from Gage North Holdings
Inc., if any, will not receive any credit. Once the obligations of Granite Re to Pafco under the Purchase Agreement are less than $1,000,000 U.S., this guarantee shall be null and void.



(4) Upon written demand being made by Pafco under the Purchase Agreement, Pafco shall allow the undersigned a period of 60 days after delivery of such written demand, to determine whether the undersigned wishes to purchase the Additional Security from Pafco and/or Granite Re. Should Pafco not receive a definite written response from the undersigned within such 60 days, or if the undersigned shall fail to tender the purchase price for the Additional Security with five (5) days after such response, Pafco may sell the security as provided for in the Share Pledge Agreement.


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If such purchase is made, the same shall not relieve the undersigned's obligations under this guarantee. The undersigned acknowledges receipt of a copy of the within guarantee.


(5) The undersigned expressly waives presentment for payment, demand, notice of demand and of dishonour and non-payment of any indebtedness secured hereby, protest and notice of protest, diligence in collecting and in bringing suit against any other party. The undersigned further waives all defenses given to sureties or guarantors at law or in equity other than actual payment and waives, to the full extent allowed by applicable law, all defenses based upon questions as to the validity, legality or enforceability of the indebtedness intended to be guaranteed hereby. The liability of the undersigned hereunder shall continue, notwithstanding the death, incapacity, disability, dissolution or termination of the undersigned and/or any other person or entity.


Dated this 22 day of April 1994.


       WITNESS the hand and seal of the party executing this guarantee.


SIGNED, SEALED AND DELIVERED                    SIGNATURE AND SEAL
in the presence of

                                                /s/ cannot read signature
                                                ----------------------------
                                                WITNESS


                                                /s/ Alan G. Symons
                                                ----------------------------
                                                Alan G. Symons